USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

REAL ESTATE REFERRAL CENTER, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Item 1 of the Articles of Incorporation is amended as follows:

“The name of the corporation: GOLD BAG, INC.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:              64.62% in favor

4. Effective date of filing: (optional)	5/22/09
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Signature of Officer

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filling to be rejected.

Certified Copy

April 22, 2009

Job Number:	C20090422-0113
Reference Number:	00002262951-67
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20090356783-93	Amendment	1 Pages/2 Copies

Respectfully,

ROSS MILLER
Certified By: Robert Sandberg	Secretary of State
Certificate Number: C20090422-0113 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138